First Watch Restaurant Group, Inc. Reports Strong Q3 2023 Financial Results and Surpasses 500 System-Wide Restaurants

Same-restaurant sales growth of 4.8% and total revenue growth of 17.3%
Income from operations margin of 3.6% and Restaurant level operating profit margin of 18.7%
Net income of $5.4 million and Adjusted EBITDA of $21.6 million
13 system-wide restaurants opened across 10 states
Raising 2023 same-restaurant sales growth, total revenue growth and Adjusted EBITDA guidance

BRADENTON, Fla. — November 1, 2023 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended September 24, 2023 (“Q3 2023”) and updates its fiscal year 2023 guidance.

“First Watch delivered impressive Q3 revenue and earnings results,” said Chris Tomasso, First Watch CEO and President. “We grew share while delivering total revenue growth of 17.3%, same-restaurant sales growth of 4.8% and Adjusted EBITDA growth of more than 25.0%. The ability of our teams to consistently execute at a high level, coupled with our strong brand positioning, underpins my confidence in our potential to quadruple our restaurant count and successfully navigate within virtually any economic environment.”

Highlights for Q3 2023 compared to Q3 2022*:

•Total revenues increased 17.3% to $219.2 million in Q3 2023 from $186.9 million in Q3 2022
•System-wide sales increased 14.9% to $270.3 million in Q3 2023 from $235.2 million in Q3 2022
•Same-restaurant sales growth of 4.8% (+38.8% relative to the third quarter of 2019**)
•Same-restaurant traffic decline of 1.9% (+6.5% relative to the third quarter of 2019**)
•Income from operations margin increased to 3.6% during Q3 2023 from 1.4% in Q3 2022
•Restaurant level operating profit margin*** increased to 18.7% in Q3 2023 from 17.3% in Q3 2022
•Net income increased to $5.4 million, or $0.09 per diluted share, in Q3 2023 from $46.0 thousand in Q3 2022
•Adjusted EBITDA*** increased to $21.6 million in Q3 2023 from $17.0 million in Q3 2022
•Opened 13 system-wide restaurants (10 company-owned and 3 franchise-owned) across 10 states and acquired 11 operating franchise-owned restaurants, resulting in a total of 505 system-wide restaurants (402 company-owned and 103 franchise-owned) across 29 states
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* Thirteen weeks ended September 25, 2022 (“Q3 2022”)
** Comparison to the thirteen weeks ended September 29, 2019 (“Q3 2019”) is presented for enhanced comparability due to the economic impact of COVID-19.
*** See “Non-GAAP Financial Measures Reconciliations” below

For additional financial information related to the thirteen weeks ended September 24, 2023, refer to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 1, 2023, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Outlook Fiscal Year 2023

The Company updates its guidance for the 53-week fiscal year ended December 31, 2023:

•Same-restaurant sales growth in the range of 7.0% to 8.0% with generally flat same-restaurant traffic growth
•Total revenue growth in the range of 20.0% to 21.0%(1)
•Adjusted EBITDA* in the range of $91.0 million to $92.0 million(1)
•Blended tax rate in the range of 26.0% to 28.0%
•Total of 49-52 new system-wide restaurants, net of 1 company-owned restaurant closure (37 to 39 new company-owned restaurants and 13 to 14 new franchise-owned restaurants)
•Capital expenditures in the range of $85.0 million to $90.0 million invested primarily in new restaurant projects and planned remodels(2)
______________________
(1) Includes approximately 2.5% in total revenue growth and approximately $3.0 million in Adjusted EBITDA associated with 17 completed and 6 pending franchise-owned restaurant acquisitions
(2) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants

* We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast to discuss these financial results for Q3 2023 on November 1, 2023 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of three options:

–Dial 412-317-5208, which will be answered by an operator
–Pre-register by entering your information at this Call me™ link and entering the following Call me™ passcode to receive a direct call for instant access to the event: 7191517
–Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen weeks ended September 24, 2023 and September 25, 2022, there were 327 restaurants and 303 restaurants, respectively, in our Comparable Restaurant Base.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. For the thirteen weeks ended September 24, 2023 and September 25, 2022, there were 327 restaurants and 303 restaurants, respectively, in our Comparable Restaurant Base.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local "Best Breakfast" and "Best Brunch" accolades, First Watch's chef-driven menu includes elevated executions of classic favorites along with specialties such as the Quinoa Power Bowl®, Farm Stand Breakfast Tacos, Avocado Toast, Chickichanga, Morning Meditation (juiced in-house daily), Spiked Lavender Lemonade and its signature Million Dollar Bacon. In 2023, First Watch was recognized as the top restaurant brand in Yelp’s inaugural list of the top 50 most-loved brands in the U.S. In 2023 and 2022, First Watch was named a Top 100 Most Loved Workplace® in Newsweek by the Best Practice Institute. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation's Restaurant News for its seasonal Braised Short Rib Omelet and recognized with ADP's coveted Culture at Work Award. There are more than 500 First Watch restaurants in 29 states, and the restaurant concept is majority owned by Advent International, one of the world’s largest private-equity firms. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K as of and for the year ended December 25, 2022, including under Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding ongoing hostility between Russia and Ukraine, renewed conflict in the Middle East and the related impact on macroeconomic conditions, including inflation, as a result of such conflict or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; adverse effects of the COVID-19 pandemic or other infectious diseases; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders.

The forward-looking statements included in this press release are made only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to our fiscal years and the associated quarters, months and periods of those fiscal years.

Investor Relations Contact

Steven L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

FirstWatch@icrinc.com
Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies and (iii) internally as benchmarks to compare the Company’s performance to that of its competitors.

Non-GAAP Financial Measures Reconciliations

Adjusted EBITDA and Adjusted EBITDA margin - The following table reconciles Net income and Net income margin, the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 24, 2023	SEPTEMBER 25, 2022	SEPTEMBER 24, 2023	SEPTEMBER 25, 2022
Net income	$5,418	$46	$22,737	$7,393
Depreciation and amortization	10,434	8,679	28,992	25,302
Interest expense	1,848	1,362	5,792	3,494
Income taxes	1,243	1,329	7,833	4,942
EBITDA	18,943	11,416	65,354	41,131
Stock-based compensation (1)	1,764	2,719	5,386	7,821
Transaction expenses, net (2)	546	1,419	2,543	1,976
Strategic transition costs (3)	168	780	681	1,951
Delaware Voluntary Disclosure Agreement Program (4)	44	—	456	—
Insurance proceeds in connection with natural disasters, net (5)	(326)	—	(621)	—
Impairments and loss on disposal of assets (6)	185	338	618	572
Recruiting and relocation costs (7)	305	351	415	570
Severance costs (8)	—	—	26	155
Adjusted EBITDA	$21,629	$17,023	$74,858	$54,176

Total revenues	$219,212	$186,852	$646,918	$544,417
Net income margin	2.5%	—%	3.5%	1.4%
Adjusted EBITDA margin	9.9%	9.1%	11.6%	10.0%

Additional information
Deferred rent expense (9)	$661	$680	$1,575	$1,911
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(1) Represents non-cash, stock-based compensation expense which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(2) Represents costs incurred in connection with the secondary offerings by Advent International Corporation and the acquisition of certain franchise-owned restaurants.
(3) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(5) Represents insurance recoveries, net of costs incurred, in connection with Hurricane Ian, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income.
(6) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(7) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(8) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(9) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 24, 2023	SEPTEMBER 25, 2022	SEPTEMBER 24, 2023	SEPTEMBER 25, 2022
Income from operations	$7,738	$2,621	$34,412	$15,434
Less: Franchise revenues	(3,717)	(2,874)	(10,868)	(8,088)
Add:
General and administrative expenses	25,179	21,689	73,168	63,194
Depreciation and amortization	10,434	8,679	28,992	25,302
Transaction expenses, net (1)	546	1,419	2,543	1,976
Impairments and loss on disposal of assets (2)	185	338	618	572
Restaurant level operating profit	$40,365	$31,872	$128,865	$98,390

Restaurant sales	$215,495	$183,978	$636,050	$536,329
Income from operations margin	3.6%	1.4%	5.4%	2.9%
Restaurant level operating profit margin	18.7%	17.3%	20.3%	18.3%

Additional information
Deferred rent expense (3)	$611	$631	$1,425	$1,762
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(1) Represents costs incurred in connection with the secondary offerings by Advent International Corporation and the acquisition of certain franchise-owned restaurants.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 24, 2023	SEPTEMBER 25, 2022	SEPTEMBER 24, 2023	SEPTEMBER 25, 2022
Revenues:
Restaurant sales	$215,495	$183,978	$636,050	$536,329
Franchise revenues	3,717	2,874	10,868	8,088
Total revenues	219,212	186,852	646,918	544,417
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	48,709	44,578	143,028	129,200
Labor and other related expenses	73,137	61,262	212,312	175,091
Other restaurant operating expenses	33,694	29,685	97,572	85,761
Occupancy expenses	17,555	15,091	49,950	44,318
Pre-opening expenses	2,035	1,490	4,323	3,569
General and administrative expenses	25,179	21,689	73,168	63,194
Depreciation and amortization	10,434	8,679	28,992	25,302
Impairments and loss on disposal of assets	185	338	618	572
Transaction expenses, net	546	1,419	2,543	1,976
Total operating costs and expenses	211,474	184,231	612,506	528,983
Income from operations	7,738	2,621	34,412	15,434
Interest expense	(1,848)	(1,362)	(5,792)	(3,494)
Other income, net	771	116	1,950	395
Income before income taxes	6,661	1,375	30,570	12,335
Income tax expense	(1,243)	(1,329)	(7,833)	(4,942)
Net income	$5,418	$46	$22,737	$7,393

Net income	$5,418	$46	$22,737	$7,393
Other comprehensive income:
Unrealized gain on derivatives	1,257	—	1,097	—
Income tax related to other comprehensive income	(272)	—	(272)	—
Other comprehensive income, net of tax	985	—	825	—
Comprehensive income	$6,403	$46	$23,562	$7,393

Net income per common share - basic	$0.09	$—	$0.38	$0.13
Net income per common share - diluted	$0.09	$—	$0.37	$0.12
Weighted average number of common shares outstanding - basic	59,646,027	59,089,831	59,424,989	59,065,423
Weighted average number of common shares outstanding - diluted	61,562,524	60,464,062	61,016,105	60,088,622

Same-Restaurant Sales Growth and Same-Restaurant Traffic Growth (Decline)

THIRTEEN WEEKS ENDED	SAME-RESTAURANT SALES GROWTH	SAME-RESTAURANT TRAFFIC GROWTH (DECLINE)	COMPARABLE RESTAURANT BASE
September 24, 2023	4.8%	(1.9)%	327
September 25, 2022	12.0%	3.7%	303
September 26, 2021	46.2%	40.1%	270